EXHIBIT 10.19

AGREEMENT FOR THE SALE AND PURCHASE OF SHARES IN

SHENZHEN XUBU INVESTMENT CO. LTD.

This Agreement is made and entered into by and between:

The Seller:

Mr. Li Fei Lie

The Purchaser:

Mr. Su Wei Min

WHEREAS the Seller owns 3,000,000 shares, representing 10% of the total issued and outstanding share capital of Shenzhen Xubu Investment Co. Ltd. (the “Company”) and desires to sell all of and the Purchaser desires to purchase all of such share capital.

NOW IT IS HEREBY AGREED AS FOLLOWS:-

ARTICLE I

SALE AND PURCHASE

Upon and subject to the terms and conditions of this Agreement, the Seller shall sell and the Purchaser shall purchase 3,000,000 shares of the Company (the “Shares”) held by the Seller.

ARTICLE II

EFFECTIVE DATE

This Agreement shall be effective on January 1, 2004 and shall be binding on all parties to this Agreement.

ARTICLE III

PURCHASE PRICE

The consideration for the Shares shall be RMB1,725,600 (the “Purchase Price”) and shall be payable within three months from the date of this Agreement. The Shares shall include all rights and interests attached to the Shares from the Effective Date.

ARTICLE IV

COMPLETION OF TRANSFER

The transfer of Shares shall take place at the headquarters of the Company, except otherwise agreed by all parties concerned, the following business shall be completed:-

(1)

The Seller shall deliver or procure the delivery to the Purchaser the following document:

(A) the share certificate for the Shares; and

(B) the written resignation of all directors nominated by the Seller.

(2)

The Seller shall procure that a board meeting of the Company be held to adopt the following resolutions:-

(A) appoint the nominees of the Purchaser as directors;

(B) approve the resignation submitted by the directors nominated by the Seller and

(C) approve the registration of the transfer of Shares on the shareholders register.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE SELLER

1

The Seller has full corporate power and authority to execute this Agreement and to perform its responsibility hereunder.

2

The Seller shall execute and to perform its responsibility of this Agreement. The execution of this Agreement shall be duly and validly authorized, and shall be legally enforceable against the Seller.

3

The Shares are validly issued, outstanding, fully paid and nonassessable. All related stamp duty has been paid. The Shares are free and clear of all liens, security interests, pledges or encumbrances of any kind.

4

The execution by the Seller of this Agreement and the performance by the Seller of its responsibility under this Agreement:

(A) shall not breach any articles of association or other comparable corporate charter documents of the Seller and the Company;

(B) shall not breach any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the Seller and the Company or any of their assets and properties.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

1

The Purchaser has full corporate power and authority to execute this Agreement and to perform its responsibility hereunder.

2

The Purchaser shall execute and to perform its responsibility of this Agreement. The execution of this Agreement shall be duly and validly authorized, and shall be legally enforceable against the Purchaser.

3

The execution by the Purchaser of this Agreement and the performance by the Purchaser of its responsibility under this Agreement:

(A) shall not breach any articles of association or other comparable corporate charter documents of the Purchaser;

(B) shall not breach any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or contract or agreement applicable to the Purchaser or any of its assets and properties.

ARTICLE VII

CONTINUING PERFORMANCE

1

Both the Seller and the Purchaser shall execute and perform and cause or procure to execute and perform all such other documents, acts and things as may be required by or incidental to the preparation, execution, completion and performance of this Agreement and the documents and transactions contemplated hereby.

2

After the completion of the transfer, all provisions hereof shall, so far as they remain capable of being performed or observed, continue in full force.

ARTICLE VIII

LAW AND JURISDICTION

1

This Agreement is governed by and shall be construed in accordance with the laws of the People’s Republic of China.

2

The parties irrevocably submit to the exclusive jurisdiction of the courts of the People’s Republic of China.

ARTICLE IX

MISCELLANEOUS

1

This Agreement supersedes all prior discussion and agreements between the parties hereto with respect to the subject matter hereof and contain the sole and entire agreement between the parties hereto with respect to the subject matter hereof.

2

The heading used in this Agreement have been inserted for convenience of reference only and do not define or limit the provision hereof.

3

This Agreement shall be executed in required number of counterparts, each of which shall be deemed an original.

Dated this 10th day of February, 2004.

The Seller:

By: /s/Li Fei Lie

Li Fei Lie

The Purchaser:

By: /s/Su Wei Min

Su Wei Min

Agreement for the Sale and Purchase of Shares in Shenzhen Xubu Investment Co. Ltd. by and between Li Fei Lie and Su Wei Min dated February 10, 2004 (Certified English translation of original Chinese version)

The undersigned officer of China Resources Development, Inc. hereby certifies that the foregoing is a fair and accurate English translation of the original Chinese version of the Agreement for the Sale and Purchase of Shares in Shenzhen Xubu Investment Co. Ltd. by and between Li Fei Lie and Su Wei Min dated February 10, 2004.

/s/ Wong Wah On

Wong Wah On, Director and Financial Controller